Exhibit 23

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Clarkston Financial Corporation

We consent to the incorporation by reference of our report dated March 13, 2006, on our audit of the consolidated financial statements for the years ended December 31, 2005, 2004, and 2003 which report is included in this Annual report on form 10-KSB.

Plante & Moran PLLC

March 23, 2006
Auburn Hills, Michigan